Exhibit 99.1
Ichor Holdings, Ltd. Announces First Quarter 2026 Financial Results
FREMONT, Calif., May 4, 2026–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced first quarter 2026 financial results.
First quarter 2026 highlights:
•Revenue of $256.1 million, above the mid-point of our guidance range communicated in February;
•Gross margin of 12.6% on a GAAP basis and 12.8% on a non‑GAAP basis; and
•Earnings (loss) per share of $(0.07) on a GAAP basis and $0.15 on a non-GAAP basis.
“Within a strengthening demand environment, we are pleased to report Q1 results at the upper end of our expectations for revenues, gross margin, and earnings per share due to strong operational execution by our team,” commented Phil Barros, Ichor’s CEO. “Revenues of $256 million increased 15% sequentially, a strong start to what we expect will be a sustained industry upcycle driven by structural technology transitions and strategic capacity investments in wafer fabrication equipment. The early investments we made in ramping labor headcount and pre-positioning inventory are enabling Ichor to deliver strong execution for our customers and achieve revenue growth toward the high end of our demand forecast. With customer delivery timelines accelerating, our outlook for the second quarter reflects our expectation for another strong quarter of sequential improvement spanning revenues, gross margin, and earnings per share. We continue to drive the strategic, operational and technological priorities for Ichor that we expect will enable continued gross margin expansion and significant earnings leverage as revenues ramp through the year, and into 2027.”

	Q1 2026	Q4 2025	Q1 2025
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$256,068	$223,606	$244,465
Gross margin	12.6%	9.4%	11.7%
Operating margin	0.8%	(6.2)%	(0.5)%
Net loss	$(2,469)	$(15,961)	$(4,559)
Diluted EPS	$(0.07)	$(0.46)	$(0.13)

	Q1 2026	Q4 2025	Q1 2025
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	12.8%	11.7%	12.4%
Operating margin	3.4%	1.2%	2.7%
Net income	$5,287	$280	$4,236
Diluted EPS	$0.15	$0.01	$0.12

U.S. GAAP Financial Results Overview
For the first quarter of 2026, revenue was $256.1 million, net loss was $(2.5) million, and net loss per diluted share (“diluted EPS”) was $(0.07). This compares to revenue of $223.6 million and $244.5 million, net loss of $(16.0) million and $(4.6) million, and diluted EPS of $(0.46) and $(0.13), for the fourth quarter of 2025 and first quarter of 2025, respectively.

Non-GAAP Financial Results Overview
For the first quarter of 2026, non-GAAP net income was $5.3 million and non-GAAP diluted EPS was $0.15. This compares to non-GAAP net income of $0.3 million and $4.2 million, and non-GAAP diluted EPS of $0.01 and $0.12, for the fourth quarter of 2025 and first quarter of 2025, respectively.

Second Quarter 2026 Financial Outlook
For the second quarter of 2026, we expect the following:

	Low-End	Mid-Point	High-End
Revenue	$290 million	$300 million	$310 million
GAAP diluted EPS	$0.10	$0.15	$0.20
Non-GAAP diluted EPS	$0.25	$0.30	$0.35
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $1.9 million and share-based compensation expense of approximately $4.4 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the first quarter of 2026 with cash and cash equivalents of $89.1 million, a decrease of $9.2 million from the prior year ended December 26, 2025. The decrease of $9.2 million for the first quarter of 2026 was primarily due to capital expenditures of $7.1 million and cash used in operating activities of $2.9 million.
Our cash used in operating activities of $2.9 million for the first quarter of 2026 consisted of an increase in our net operating assets and liabilities of $12.7 million and a net loss of $2.5 million, partially offset by non-cash charges of $12.2 million, consisting primarily of depreciation and amortization of $7.7 million and share-based compensation expense of $3.8 million.
The increase in our net operating assets and liabilities of $12.7 million during the first quarter of 2026 was primarily due to an increase in accounts receivable of $22.6 million and an increase in inventory of $20.5 million, partially offset by an increase in accounts payable of $27.4 million, and a decrease in prepaid expenses and other assets of $2.9 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, inventory impairment charges, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as analytical tools, and you should not consider them in isolation or as substitutes for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as tools for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our first quarter 2026 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/login/ichor_q12026.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13759474. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. The three-month periods ended March 27, 2026, December 26, 2025, and March 28, 2025 were each 13 weeks. References to the first quarter of 2026, fourth quarter of 2025, and first quarter of 2025 relate to the three-month periods then ended. Our fiscal years ended December 25, 2026 and December 26, 2025 are each 52 weeks. References to 2026 and 2025 relate to the fiscal years then ended.

Safe Harbor Statement
Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our second fiscal quarter of 2026 and beyond, statements regarding the current business environment, revenue levels in 2026 and beyond, manufacturers’ investment in wafer fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2026 and beyond, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to tax, trade, fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; being unable to attract, hire, integrate and retain key personnel and other necessary employees; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by OEMs in order to retain our existing customers and obtain new customers; becoming involved in litigation and regulatory proceedings, which could require significant attention from our management and result in significant expense to us and disruptions in our business; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 26, 2025 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 27, 2026	December 26, 2025	March 28, 2025
Assets
Current assets:
Cash and cash equivalents	$89,089	$98,290	$109,281
Accounts receivable, net	93,067	70,514	79,859
Inventories	252,299	231,794	263,454
Prepaid expenses and other current assets	7,639	9,531	7,240
Total current assets	442,094	410,129	459,834
Property and equipment, net	103,551	103,922	103,372
Operating lease right-of-use assets	35,126	35,046	42,232
Other noncurrent assets	13,664	13,638	15,066
Deferred tax assets, net	4,338	4,337	4,069
Intangible assets, net	38,327	40,405	46,638
Goodwill	335,402	335,402	335,402
Total assets	$972,502	$942,879	$1,006,613
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$108,175	$84,007	$102,532
Accrued liabilities	16,528	17,479	17,326
Other current liabilities	13,516	10,602	10,149
Current portion of long-term debt	6,250	6,250	7,500
Current portion of lease liabilities	12,203	11,250	11,409
Total current liabilities	156,672	129,588	148,916
Long-term debt, less current portion, net	115,793	117,278	119,264
Lease liabilities, less current portion	24,419	25,413	31,632
Deferred tax liabilities, net	2,627	1,961	1,555
Other non-current liabilities	4,977	4,753	4,885
Total liabilities	304,488	278,993	306,252
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 34,744,772, 34,433,776, and 34,113,204 shares outstanding, respectively; 39,182,211, 38,871,215, and 38,550,643 shares issued, respectively)	3	3	3
Additional paid in capital	630,988	624,391	612,644
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)
Retained earnings	128,601	131,070	179,292
Total shareholders’ equity	668,014	663,886	700,361
Total liabilities and shareholders’ equity	$972,502	$942,879	$1,006,613

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 27, 2026	December 26, 2025	March 28, 2025
Net sales	$256,068	$223,606	$244,465
Cost of sales	223,810	202,624	215,943
Gross profit	32,258	20,982	28,522
Operating expenses:
Research and development	5,530	5,604	5,874
Selling, general, and administrative	22,565	27,135	21,742
Amortization of intangible assets	2,078	2,078	2,078
Total operating expenses	30,173	34,817	29,694
Operating income (loss)	2,085	(13,835)	(1,172)
Interest expense, net	1,678	1,686	1,646
Other expense, net	323	308	81
Income (loss) before income taxes	84	(15,829)	(2,899)
Income tax expense	2,553	132	1,660
Net loss	$(2,469)	$(15,961)	$(4,559)
Net loss per share:
Basic	$(0.07)	$(0.46)	$(0.13)
Diluted	$(0.07)	$(0.46)	$(0.13)
Shares used to compute net loss per share:
Basic	34,607,033	34,404,875	33,998,364
Diluted	34,607,033	34,404,875	33,998,364

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended
	March 27, 2026	December 26, 2025	March 28, 2025
Cash flows from operating activities:
Net loss	$(2,469)	$(15,961)	$(4,559)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,654	10,044	8,058
Impairment of inventory	—	3,098	—
Share-based compensation	3,833	4,157	4,123
Impairment of lease right-of-use assets	—	507	—
Deferred income taxes	665	(1,815)	247
Amortization of debt issuance costs	78	77	116
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(22,553)	13,886	6,760
Inventories	(20,505)	6,788	(13,352)
Prepaid expenses and other assets	2,856	300	2,837
Accounts payable	27,382	(8,252)	14,307
Accrued liabilities	(531)	(1,192)	1,804
Other liabilities	673	(2,467)	(1,364)
Net cash provided by (used in) operating activities	(2,917)	9,170	18,977
Cash flows from investing activities:
Capital expenditures	(7,065)	(3,249)	(18,481)
Net cash used in investing activities	(7,065)	(3,249)	(18,481)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	4,766	356	4,004
Employees' taxes paid upon vesting of restricted share units	(2,422)	(487)	(2,013)
Repayments on term loan	(1,563)	—	(1,875)
Net cash provided by (used in) financing activities	781	(131)	116
Net increase (decrease) in cash	(9,201)	5,790	612
Cash at beginning of period	98,290	92,500	108,669
Cash at end of period	$89,089	$98,290	$109,281
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,959	$1,386	$2,251
Cash paid during the period for taxes, net of refunds	$(686)	$1,125	$560
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$412	$3,626	$1,467
Right-of-use assets obtained in exchange for new operating lease liabilities	$2,424	$—	$—

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 27, 2026	December 26, 2025	March 28, 2025
U.S. GAAP gross profit	$32,258	$20,982	$28,522
Non-GAAP adjustments:
Share-based compensation	545	602	707
Restructuring plan costs (1)	—	3,998	—
Facility shutdown costs (2)	—	496	304
Other (3)	—	—	783
Non-GAAP gross profit	$32,803	$26,078	$30,316
U.S. GAAP gross margin	12.6%	9.4%	11.7%
Non-GAAP gross margin	12.8%	11.7%	12.4%
(1)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the fourth quarter of 2025 are: (i) inventory impairment costs of $3.1 million and (ii) severance costs associated with affected employees of $0.9 million.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the fourth quarter of 2025 and first quarter of 2025 are: (i) inventory write-off charges of $0.1 million and $0.0 million, respectively and (ii) severance costs associated with affected employees of $0.4 million and $0.3 million, respectively.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Income (Loss) to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 27, 2026	December 26, 2025	March 28, 2025
U.S. GAAP operating income (loss)	$2,085	$(13,835)	$(1,172)
Non-GAAP adjustments:
Share-based compensation	3,833	4,157	4,123
Amortization of intangible assets	2,078	2,078	2,078
Restructuring plan costs (1)	549	9,058	—
Facility shutdown costs (2)	114	1,220	592
Other (3)	—	—	954
Non-GAAP operating income	$8,659	$2,678	$6,575
U.S. GAAP operating margin	0.8%	(6.2)%	(0.5)%
Non-GAAP operating margin	3.4%	1.2%	2.7%
(1)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the first quarter of 2026 and fourth quarter of 2025 are: (i) other direct and incremental restructuring related costs of $0.4 million and $1.2 million, respectively; (ii) fixed asset charges of $0.1 million and $2.6 million, respectively; (iii) inventory impairment costs of $0.0 million and $3.1 million, respectively; (iv) severance costs associated with affected employees of $0.0 million and $1.7 million, respectively; and (v) ROU asset impairment costs of $0.0 million and $0.5 million, respectively.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the first quarter of 2026, fourth quarter of 2025, and for the first quarter of 2025 are: (i) other direct and incremental facility exit-related costs of $0.1 million, $0.6 million, and $0.0 million, respectively; (ii) severance costs associated with affected employees of $0.0 million, $0.5 million, and $0.6 million, respectively; and (iii) inventory write-off charges of $0.0 million, $0.1 million, and $0.0 million, respectively.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 27, 2026	December 26, 2025	March 28, 2025
U.S. GAAP net loss	$(2,469)	$(15,961)	$(4,559)
Non-GAAP adjustments:
Share-based compensation	3,833	4,157	4,123
Amortization of intangible assets	2,078	2,078	2,078
Restructuring plan costs (1)	549	9,058	—
Facility shutdown costs (2)	114	1,220	592
Other (3)	—	—	954
Tax adjustments related to non-GAAP adjustments (4)	1,182	(272)	711
Tax expense from valuation allowance (5)	—	—	337
Non-GAAP net income	$5,287	$280	$4,236
U.S. GAAP diluted EPS	$(0.07)	$(0.46)	$(0.13)
Non-GAAP diluted EPS	$0.15	$0.01	$0.12
Shares used to compute non-GAAP diluted EPS	35,297,664	34,580,920	34,206,989
(1)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the first quarter of 2026 and fourth quarter of 2025 are: (i) other direct and incremental restructuring related costs of $0.4 million and $1.2 million, respectively; (ii) fixed asset charges of $0.1 million and $2.6 million, respectively; (iii) inventory impairment costs of $0.0 million and $3.1 million, respectively; (iv) severance costs associated with affected employees of $0.0 million and $1.7 million, respectively; and (v) ROU asset impairment costs of $0.0 million and $0.5 million, respectively.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the first quarter of 2026, fourth quarter of 2025, and for the first quarter of 2025 are: (i) other direct and incremental facility exit-related costs of $0.1 million, $0.6 million, and $0.0 million, respectively; (ii) severance costs associated with affected employees of $0.0 million, $0.5 million, and $0.6 million, respectively; and (iii) inventory write-off charges of $0.0 million, $0.1 million, and $0.0 million, respectively.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).
(4)Adjusts GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis.
(5)During the first quarter of 2025, we recorded a valuation allowance against the deferred tax assets of our Scotland and Korean operations.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended
	March 27, 2026	December 26, 2025	March 28, 2025
Net cash provided by (used in) operating activities	$(2,917)	$9,170	$18,977
Capital expenditures	(7,065)	(3,249)	(18,481)
Free cash flow	$(9,982)	$5,921	$496